Exhibit 99.1

Jack in the Box Inc. Reports Fourth Quarter and Full-Year 2021 Earnings

Systemwide sales growth +8.6% in Q4 2021; +13.1% FY 2021

Same store sales growth +0.1% in Q4 2021; +10.3% FY 2021

Diluted EPS +9.8% at $1.80 in Q4 2021; +91.0% at $7.37 FY 2021(1)

Net units down -1.0% FY 2021

Management provides annual guidance measures for FY 2022

Management provides restaurant level margin outlook for FY 2022

Management provides company-owned restaurant outlook for 2022 and 2023

SAN DIEGO--(BUSINESS WIRE)--November 23, 2021--Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the fourth quarter ended October 3, 2021, comprised of growth in systemwide sales, same store sales and earnings per share.

"I am very proud of the execution and determination shown by our outstanding franchisees and corporate team members, continuing to deliver for our guests during a challenging operating environment,” said Darin Harris, Jack in the Box Chief Executive Officer. “We closed the year with strong comps on a two-year basis of +12.3% in Q4, leading us to another record-setting year of store-level profitability — a key element in driving results against our growth strategy in the near future. We continue to focus heavily on making significant progress on our strategic pillars, growth objectives, and unlocking substantial value for JACK shareholders."

Systemwide sales for the fourth quarter increased 8.6%, or 0.2% when excluding the 53rd week for the purpose of comparison to the prior year, driven by positive results in same store sales and partially offset by a slight decline in net unit growth. Systemwide sales for full year 2021 increased 13.1%, or 11.0% when excluding the 53rd week.

The company had a fourth quarter net store decline of one store, comprised of four store openings and five closures. The five store closures included one company-owned location and four related to early terminations and an agreement expiration. In the fourth quarter, there were development agreements signed for 47 future restaurants, bringing the year-to-date total to 111 future restaurant commitments.

Company-operated same-store sales declined 4.4% in the fourth quarter, with decreases in traffic partially offset by increases in average check. Franchise same-store sales grew 0.6%, with increases in average check; partially offset by a decrease in traffic.

(1) Fiscal year 2020 Diluted EPS included non-recurring items, notably a pension settlement charge and the sale of a corporate office building, that affect the comparability to fiscal year 2021 Diluted EPS.

Same-Store Sales:
	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Company	(4.4)%	9.6%	6.1%	3.1%
Franchise	0.6%	12.4%	10.7%	4.0%
System SSS	0.1%	12.2%	10.3%	4.0%
Restaurant Counts:
	2021			2020
	Company	Franchise	Total	Company	Franchise	Total
Store count at beginning of Q4	148	2,071	2,219	144	2,100	2,244
New	—	4	4	—	7	7
Refranchised	16	(16)	—	—	—	—
Closed	(1)	(4)	(5)	—	(10)	(10)
Store count at end of Q4	163	2,055	2,218	144	2,097	2,241
Q4 Net Unit Increase/(Decrease)	15	(16)	(1)	—	(3)	(3)
Q4/FY 2021 vs. Q4/FY 2020 Unit % Increase/(Decrease)	13.2%	(2.0)%	(1.0)%	5.1%	(0.4)%	(0.1)%

Fourth quarter diluted earnings per share was $1.80, up 9.8% over the prior year quarter or 2.4% excluding the benefit of the 53rd week. Total revenues increased 9.0% to $278.5 million, compared to $255.4 million in the comparable period ended September 27, 2020, driven by the 53rd week in 2021 and growth in same store sales. Net earnings increased to $38.9 million for the fourth quarter of fiscal 2021, compared with $37.8 million for the fourth quarter of fiscal 2020. Adjusted EBITDA(1), a non-GAAP measure, was $74.3 million in the fourth quarter of fiscal 2021 compared with $78.4 million for the prior year quarter.

Restaurant-Level Margin(2), a non-GAAP measure, was 20.1%, a decrease of 6.9% from the fourth quarter a year ago, primarily driven by the take back of lower-volume franchise restaurants; increases in food and packaging costs; wage inflation of 9.8%; and increases in utilities, and maintenance and repair costs, partially offset by lower incentive compensation and menu price increases. Commodity costs increased in the quarter by approximately 11.8%, primarily due to increases in pork, beef and beverages.

Franchise-Level Margin(2), a non-GAAP measure, increased by $6.1 million, or 8.7% from the fourth quarter a year ago, driven by the benefit of the 53rd week in 2021.

G&A expense for the fourth quarter was $16.7 million, an increase of $6.4 million compared to the prior year quarter, driven primarily by a $3.8 million favorable litigation settlement in the prior year quarter; mark-to-market changes in the cash surrender value of company owned life insurance ("COLI") policies, net of a deferred compensation obligation supported by these policies, resulting in a year-over-year increase of $1.1 million; a $1.1 million increase in incentive compensation; and $1.5 million related to the 53rd week in fiscal 2021. G&A for the full-year was $63.1 million. When including selling and advertising expense, SG&A was $82.7 million for fiscal 2021.

(1) Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and other, and pension settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation

The company repurchased 0.7 million shares of our common stock for an aggregate cost of $70.0 million. As of October 3, 2021, there was no remaining amount under the Board-authorized stock buyback program. On November 19, 2021, the Board of Directors authorized an additional $200.0 million stock buy-back program that expires on November 20, 2023.

On November 19, 2021, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on December 23, 2021 to shareholders of record as of the close of business on December 9, 2021. Future dividends will be subject to approval by our Board of Directors.

2022 Guidance & Outlook

The following guidance and underlying assumptions reflect the company’s current expectations for the current fiscal year ending October 2, 2022:

  2022 CapEx & Other Investments Guidance of $65-75 million
    Previously stated at Q3 2021 earnings on August 4, 2021
    Includes:
      Capital expenditures (located within cash flows from investing activities)
      Franchise tenant improvement allowances and incentives (located within cash flows from operating activities)
  2022 SG&A Guidance of $92-97 million
    Excludes net COLI gains/losses, and now includes selling/advertising expense
  2022 Commodity Guidance up 6-7% compared to 2021
  2022 Company-owned Wage Rate Guidance up 8-10% compared to 2021
  No change to 3-5 Year Outlook as provided at Investor Day on June 29, 2021
    Same store sales up 2 to 3%
    Unit growth up 1 to 3%
    Systemwide sales up 3 to 5%

2022 Restaurant Level Margin Outlook

  Due to an anticipated unique cost environment, we are providing one-time Company-owned restaurant level margin annual guidance for 2022
    Restaurant Level Margin is expected to be 20-21%, which includes mid-to-high single digit price increases

Company-owned Restaurant Funding Outlook

  2022: Planning to fund up to 5 company-owned restaurants
  2023: Planning to fund between 7 and 15 company-owned restaurants

Conference Call

The company will host a conference call for analysts and investors on Tuesday, November 23, 2021, beginning at 7:30 a.m. PT (10:30 a.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (833) 513-0565 and using ID 7573711.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data) (Unaudited)

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Revenues:
Company restaurant sales	$95,634	$86,799	$387,766	$348,987
Franchise rental revenues	84,386	78,657	346,634	320,647
Franchise royalties and other	49,264	44,850	204,725	178,319
Franchise contributions for advertising and other services	49,170	45,095	204,545	173,553
	278,454	255,401	1,143,670	1,021,506
Operating costs and expenses, net:
Food and packaging	29,630	24,787	113,006	102,449
Payroll and employee benefits	30,306	25,304	119,033	106,540
Occupancy and other	16,456	13,295	61,743	54,157
Franchise occupancy expenses	52,016	48,568	214,913	210,038
Franchise support and other costs	3,716	2,720	13,052	13,059
Franchise advertising and other services expenses	51,361	47,660	210,328	180,794
Selling, general and administrative expenses	21,578	14,710	82,734	80,841
Depreciation and amortization	10,844	11,647	46,500	52,798
Impairment and other (gains) charges, net	(5,080)	1,344	(3,382)	(6,493)
Gains on the sale of company-operated restaurants	(1,124)	(636)	(4,203)	(3,261)
	209,703	189,399	853,724	790,922
Earnings from operations	68,751	66,002	289,946	230,584
Other pension and post-retirement expenses, net	203	748	881	41,720
Interest expense, net	16,338	15,692	67,458	66,743
Earnings from continuing operations and before income taxes	52,210	49,562	221,607	122,121
Income taxes	13,276	11,704	55,852	32,727
Earnings from continuing operations	38,934	37,858	165,755	89,394
(Losses) earnings from discontinued operations, net of income taxes	—	(9)	—	370
Net earnings	$38,934	$37,849	$165,755	$89,764

Net earnings per share - basic:
Earnings from continuing operations	$1.81	$1.65	$7.40	$3.87
Earnings (losses) from discontinued operations	—	—	—	0.02
Net earnings per share (1)	$1.81	$1.65	$7.40	$3.88
Net earnings per share - diluted:
Earnings from continuing operations	$1.80	$1.65	$7.37	$3.84
Earnings (losses) from discontinued operations	—	—	—	0.02
Net earnings per share (1)	$1.80	$1.64	$7.37	$3.86
Weighted-average shares outstanding:
Basic	21,537	22,903	22,402	23,125
Diluted	21,594	23,012	22,478	23,269

Cash dividends declared per common share	$0.44	$0.40	$1.68	$1.20
______________________
(1)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	October 3, 2021	September 27, 2020
ASSETS
Current assets:
Cash	$55,346	$199,662
Restricted cash	18,222	37,258
Accounts and other receivables, net	74,335	78,417
Inventories	2,335	1,808
Prepaid expenses	12,682	10,114
Current assets held for sale	1,692	4,598
Other current assets	4,346	3,724
Total current assets	168,958	335,581
Property and equipment, at cost:
Land	105,393	100,460
Buildings	907,792	914,311
Restaurant and other equipment	112,959	112,675
Construction in progress	6,894	4,984
	1,133,038	1,132,430
Less accumulated depreciation and amortization	(810,124)	(796,448)
Property and equipment, net	322,914	335,982
Other assets:
Operating lease right-of-use assets	934,066	904,548
Intangible assets, net	470	277
Goodwill	47,774	47,161
Deferred tax assets	51,517	72,322
Other assets, net	224,438	210,623
Total other assets	1,258,265	1,234,931
	$1,750,137	$1,906,494
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$894	$818
Current operating lease liabilities	150,636	179,000
Accounts payable	29,119	31,105
Accrued liabilities	148,417	129,431
Total current liabilities	329,066	340,354
Long-term liabilities:
Long-term debt, net of current maturities	1,273,420	1,376,913
Long-term operating lease liabilities, net of current portion	809,191	776,094
Other long-term liabilities	156,342	206,494
Total long-term liabilities	2,238,953	2,359,501
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,536,059 and 82,369,714 issued, respectively	825	824
Capital in excess of par value	500,441	489,515
Retained earnings	1,764,412	1,636,211
Accumulated other comprehensive loss	(74,254)	(110,605)
Treasury stock, at cost, 61,523,475 and 59,646,773 shares, respectively	(3,009,306)	(2,809,306)
Total stockholders’ deficit	(817,882)	(793,361)
	$1,750,137	$1,906,494

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020
Cash flows from operating activities:
Net earnings	$165,755	$89,764
Earnings from discontinued operations	—	370
Earnings from continuing operations	165,755	89,394
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46,500	52,798
Amortization of franchise tenant improvement allowances and incentives	3,450	3,028
Amortization of debt issuance costs	5,595	5,628
Excess tax benefits from share-based compensation arrangements	(1,160)	(449)
Deferred income taxes	8,008	5,162
Share-based compensation expense	4,048	4,394
Pension and postretirement expense	881	41,720
Gains on cash surrender value of company-owned life insurance	(12,753)	(4,262)
Gains on the sale of company-operated restaurants	(4,203)	(3,261)
Gains on the disposition of property and equipment	(6,888)	(9,768)
Impairment charges and other	2,889	322
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	5,072	(27,865)
Inventories	(269)	41
Prepaid expenses and other current assets	(2,766)	(2,780)
Operating lease right-of-use assets and lease liabilities	(24,784)	490
Accounts payable	(3,091)	2,018
Accrued liabilities	28,990	4,222
Pension and postretirement contributions	(6,084)	(6,243)
Franchise tenant improvement allowance and incentive disbursements	(8,568)	(10,239)
Other	500	(825)
Cash flows provided by operating activities	201,122	143,525
Cash flows from investing activities:
Purchases of property and equipment	(41,008)	(19,528)
Proceeds from the sale and leaseback of assets	3,884	19,828
Proceeds from the sale of company-operated restaurants	1,827	3,395
Proceeds from the sale of property and equipment	11,742	22,774
Other	2,626	2,654
Cash flows (used in) provided by investing activities	(20,929)	29,123
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	114,376
Repayments of borrowings on revolving credit facilities	(107,875)	(6,500)
Principal repayments on debt	(829)	(10,536)
Debt issuance costs	—	(216)
Dividends paid on common stock	(37,322)	(27,538)
Proceeds from issuance of common stock	6,647	4,647
Repurchases of common stock	(200,000)	(155,576)
Payroll tax payments for equity award issuances	(4,166)	(5,946)
Cash flows used in financing activities	(343,545)	(87,289)
Net (decrease) increase in cash and restricted cash	(163,352)	85,359
Cash and restricted cash at beginning of year	236,920	151,561
Cash and restricted cash at end of year	$73,568	$236,920

JACK IN THE BOX INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Revenues:
Company restaurant sales	34.3%	34.0%	33.9%	34.2%
Franchise rental revenues	30.3%	30.8%	30.3%	31.4%
Franchise royalties and other	17.7%	17.6%	17.9%	17.5%
Franchise contributions for advertising and other services	17.7%	17.7%	17.9%	17.0%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	31.0%	28.6%	29.1%	29.4%
Payroll and employee benefits (1)	31.7%	29.2%	30.7%	30.5%
Occupancy and other (1)	17.2%	15.3%	15.9%	15.5%
Franchise occupancy expenses (2)	61.6%	61.7%	62.0%	65.5%
Franchise support and other costs (3)	7.5%	6.1%	6.4%	7.3%
Franchise advertising and other services expenses (4)	104.5%	105.7%	102.8%	104.2%
Selling, general and administrative expenses	7.7%	5.8%	7.2%	7.9%
Depreciation and amortization	3.9%	4.6%	4.1%	5.2%
Impairment and other (gains) charges, net	(1.8)%	0.5%	(0.3)%	(0.6)%
Gains on the sale of company-operated restaurants	(0.4)%	(0.2)%	(0.4)%	(0.3)%
Earnings from operations	24.7%	25.8%	25.4%	22.6%
Income tax rate (5)	25.4%	23.6%	25.2%	26.8%
______________________
(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.
Jack in the Box system sales (in thousands):
	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Company-operated restaurant sales	$95,634	$86,799	$387,766	$348,987
Franchised restaurant sales (1)	914,828	843,683	3,767,574	3,323,745
Systemwide sales (1)	$1,010,462	$930,482	$4,155,340	$3,672,732

______________________
(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION
(Unaudited)

	2021			2020
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	144	2,097	2,241	137	2,106	2,243
New	—	14	14	—	27	27
Acquired from franchisees	20	(20)	—	—	—	—
Closed	(1)	(36)	(37)	(1)	(28)	(29)
End of period	163	2,055	2,218	144	2,097	2,241
% of system	7%	93%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS

(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges (gains), net, depreciation and amortization, the amortization of franchise tenant improvement allowances and incentives, and pension settlement charges. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced. Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net earnings - GAAP	$38,934	$37,849	$165,755	$89,764
Losses (earnings) from discontinued operations, net of taxes	—	9	—	(370)
Income taxes	13,276	11,704	55,852	32,727
Interest expense, net	16,338	15,692	67,458	66,743
Pension settlement charges	—	188	—	39,218
Gains on the sale of company-operated restaurants	(1,124)	(636)	(4,203)	(3,261)
Impairment and other (gains) charges, net	(5,080)	1,344	(3,382)	(6,493)
Depreciation and amortization	10,844	11,647	46,500	52,798
Amortization of franchise tenant improvement allowances and incentives	1,120	645	3,450	3,028
Adjusted EBITDA – non-GAAP	$74,308	$78,442	$331,430	$274,154

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other (gains) charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Earnings from operations - GAAP	$68,751	$66,002	$289,946	$230,584
Franchise rental revenues	(84,386)	(78,657)	(346,634)	(320,647)
Franchise royalties and other	(49,264)	(44,850)	(204,725)	(178,319)
Franchise contributions for advertising and other services	(49,170)	(45,095)	(204,545)	(173,553)
Franchise occupancy expenses	52,016	48,568	214,913	210,038
Franchise support and other costs	3,716	2,720	13,052	13,059
Franchise advertising and other services expenses	51,361	47,660	210,328	180,794
Selling, general and administrative expenses	21,578	14,710	82,734	80,841
Impairment and other (gains) charges, net	(5,080)	1,344	(3,382)	(6,493)
Gains on the sale of company-operated restaurants	(1,124)	(636)	(4,203)	(3,261)
Depreciation and amortization	10,844	11,647	46,500	52,798
Restaurant-Level Margin- Non-GAAP	$19,242	$23,413	$93,984	$85,841

Company restaurant sales	$95,634	$86,799	$387,766	$348,987

Restaurant-Level Margin % - Non-GAAP	20.1%	27.0%	24.2%	24.6%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other (gains) charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	13 Weeks Ended	12 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Earnings from operations - GAAP	$68,751	$66,002	$289,946	$230,584
Company restaurant sales	(95,634)	(86,799)	(387,766)	(348,987)
Food and packaging	29,630	24,787	113,006	102,449
Payroll and employee benefits	30,306	25,304	119,033	106,540
Occupancy and other	16,456	13,295	61,743	54,157
Selling, general and administrative expenses	21,578	14,710	82,734	80,841
Impairment and other (gains) charges, net	(5,080)	1,344	(3,382)	(6,493)
Gains on the sale of company-operated restaurants	(1,124)	(636)	(4,203)	(3,261)
Depreciation and amortization	10,844	11,647	46,500	52,798
Franchise-Level Margin - Non-GAAP	$75,727	$69,654	$317,611	$268,628

Franchise rental revenues	$84,386	$78,657	$346,634	$320,647
Franchise royalties and other	49,264	44,850	204,725	178,319
Franchise contributions for advertising and other services	49,170	45,095	204,545	173,553
Total franchise revenues	$182,820	$168,602	$755,904	$672,519

Franchise-Level Margin % - Non-GAAP	41.4%	41.3%	42.0%	39.9%

Contacts

Chris Brandon
Vice President, Investor Relations
chris.brandon@jackinthebox.com
619.902.0269